FORM OF
AGREEMENT TO ACT AS "QUALIFIED INDEPENDENT UNDERWRITER"


	This agreement made as of the                             , by
and between Summit Securities, Inc., an Idaho corporation ("Summit"), Metropolitan Investment Securities, Inc., a Washington corporation ("MIS"), and Welco Securities, Inc., a Nevada Corporation ("Welco").

WITNESSETH:

	WHEREAS, Summit intends to offer $40,000,000 of Investment
Certificates Series A (hereinafter referred to as "Certificates"), which will be offered in reliance on registration statement filed on
Form S-2, bearing SEC file number                   ; and,
	WHEREAS, MIS, an affiliate of Summit and a member of the National Association of Securities Dealers ("NASD"), will be engaged as the managing sales agent for Summit; and,
	WHEREAS, pursuant to subparagraph (c)of Rule 2720 of the Bylaws of the NASD, MIS, as a NASD member, may participate in such
underwriting only if the yield at which the Certificates offered to the public is not lower than the yield recommended by a "Qualified
Independent Underwriter" as that term is defined in subparagraph
(b)(15)of Rule 2720 to the Bylaws of the NASD, and who participates in the preparation of the registration statement and prospectus relating to the offering and exercises customary standards of due diligence, with respect thereto; and,
	WHEREAS, this agreement ("Agreement") describes the terms on which Summit is retaining Welco to serve as such a "Qualified
Independent Underwriter" in connection with this offering of
Certificates; and
	NOW, THEREFORE, in consideration of the recitations set forth above, and the terms, promises, conditions, and covenants herein contained, the parties hereby contract and agree as follows:
DEFINITIONS
	As hereinafter used, except as the context may otherwise require, the term "Registration Statement" means the registration statement on
Form S-2 (including the related preliminary prospectus, financial statements, exhibits and all other documents to be filed as a part thereof or incorporated therein) for the registration of the offer and sale of the Certificates under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act") filed with the
Securities and Exchange Commission (the "Commission"), and any
amendment thereto, and the term "Prospectus" means the prospectus including any preliminary or final prospectus (including the form of prospectus to be filed with the Commission pursuant to Rule 424(b)
under the Act) and any amendment or supplement thereto, to be used in connection with the offering.
	1.	RULE 2720.  Welco hereby confirms its agreement as set forth in subparagraph 15(g) of Rule 2720 of the Bylaws of the NASD and
represents that, as appropriate, Welco satisfies or at the times designated in such paragraph (l) will satisfy the other requirements set forth therein or will receive an exemption from such requirements from the NASD.
	2.	CONSENT.  Welco hereby consents to be named in the
Registration Statement and Prospectus as having acted as a "Qualified Independent Underwriter" solely for the purposes of Rule 2720 referenced herein.  Except as permitted by the immediately preceding sentence or to the extent required by law, all references to Welco in the Registration Statement or Prospectus or in any other filing, report, document, release or other communication prepared, issued or transmitted in connection with the offering by Summit or any corporation controlling, controlled by or under common control with
Summit, or by any director, officer, employee, representative or agent of any thereof, shall be subject to Welco's prior written consent with respect to form and substance.
	3.	PRICING FORMULA AND OPINION.  Welco agrees to render a
written opinion as to the yields below which Summit's Certificates may not be offered based on the pricing formula that is set forth in
Exhibits "A" and "B," attached hereto and incorporated herein by reference.  It is understood and agreed that the securities to which this Agreement relates will be offered on a continuous, best efforts basis by MIS, as the managing sales agent of Summit pursuant to the
Selling Agreement in effect between MIS and Summit which is filed as an exhibit to the Registration Statement referred to above.  Summit, will continue to offer the Certificates according to the terms and conditions of said Selling Agreement in accordance with this
Agreement, including, without limitation, Exhibits "A" and "B".  Welco reserves the right to review and amend its opinion upon the filing of any post-effective amendment to the Registration Statement or upon occurrence of any material event which may or may not require such an amendment to be filed, or at such time as the offering shall terminate or otherwise lapse under operation of law.
	4.	FEES AND EXPENSE.  It is understood that Summit shall
reimburse Welco for its expenses on a nonaccountable basis in the amount of $5,000 the receipt of which is hereby acknowledged.  It is further agreed that Welco shall be paid an additional amount of
$30,000 at the time the pricing opinion and pricing formula are rendered, concurrent with the closing.  Welco agrees to pay all fees and expenses to any legal counsel whom it may employ to represent it separately in connection with or on account of its actions
contemplated herein.  All mailing, telephone, travel, hotel, meals, clerical, or other office costs incurred or to be incurred by Welco in conjunction with Summit's proposed offering which is the subject of this Agreement shall be reimbursed to Welco by Summit at closing on an accountable basis upon receipt of an itemization of said expenses.
	5.	MATERIAL FACTS.  Summit represents and warrants to Welco
that at the time the Registration Statement or any amendment thereto becomes effective, the Registration Statement and, at the time the
Prospectus is filed with the Commission (including any preliminary prospectus and the form of prospectus filed with the Commission pursuant to Rule 424(b)) and at all times subsequent thereto, the
Prospectus (as amended or supplemented if it shall have been so amended or supplemented) will contain all material statements which are required to be stated therein in accordance with the Act and will conform to all other requirements of the federal securities laws, and will not, on such date include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that all contracts and documents required by the Act to be filed or required as exhibits to said registration statement have been filed.  Summit further represents and warrants that any further filing, report, document, release or communication which in any way refers to Welco or to the services to be performed by Welco pursuant to this Agreement will not contain any untrue or misleading statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
	Summit further warrants and represents that:
	(a)	All leases, contracts and agreements referred to in or filed as exhibits to the Registration Statement to which Summit is a party or by which it is bound are in full force and effect.
	(b)	Summit has good and marketable title, except as otherwise
indicated in the Registration Statement and Prospectus, to all of its
assets and properties described therein as being owned by it, free and clear of all liens, encumbrances and defects except such encumbrances and defects which do not, in the aggregate, materially affect or interfere with the use made and proposed to be made of such properties as described in the Registration Statement and Prospectus; and that
Summit has no material leased properties except as disclosed in the
Prospectus.
	(c)	Summit is duly organized under the laws of the State of
Idaho and, as of the effective date of the Registration Statement,
Summit will be validly existing and in good standing under the laws of the State of Idaho with full corporate power and authority to own its properties and conduct its business to the extent described in the
Registration Statement and Prospectus; Summit is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of the business transacted by it or its ownership of properties or assets makes qualification necessary;
the authorized and outstanding capitalization of Summit is as set forth in the Prospectus and the description in the Prospectus of the capital stock of Summit conforms with and accurately describes the rights set forth in the instruments defining the same;
	(d)	Summit is not in violation of its certificate of
incorporation or Bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note, or other evidence of indebtedness, contract or lease or in any indenture or loan agreement to which it is a party or by which it is bound.
	(e)	The execution, delivery and performance of this Agreement
has been duly authorized by all necessary corporate action on the part of Summit and MIS and performance of the foregoing agreement and the consummation of the transactions contemplated thereby, will not conflict with or result in a breach of any of the terms or constitute a violation of the respective certificates of incorporation or Bylaws of Summit or MIS, or any deed of trust, lease, sublease, indenture, mortgage, or other agreement or instrument to which Summit or MIS is a party or by which either of them or their property is bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Summit or MIS or their properties or obligations; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein and in the other agreements previously referred to in this paragraph except as may be required under the Act or under any state securities or Blue Sky Laws.
	(f)	Any certificate signed by an officer of Summit and delivered to Welco pursuant to this Agreement shall be deemed a representation and warranty by Summit to Welco, to have the same force and effect as stated herein, as to the matters covered thereby.
	(g)	If any event relating to or affecting Summit shall occur as
a result of which it is necessary, in Welco's opinion, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, Summit undertakes to inform MIS of such events within a reasonable time thereafter, and will forthwith prepare and furnish to MIS, without expense to them, a reasonable number of copies of an amendment or amendments or a supplement or supplements to the Prospectus (in form and substance satisfactory to Welco) which will amend or supplement the Prospectus so that as amended or supplemented it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances existing at the time the
Prospectus is delivered to a purchaser, not misleading.
	(h)	Summit hereby warrants and represents that it will offer the
Certificates described herein in accordance with the pricing formula set forth in Exhibits "A" and "B" hereto.
	(i)	All representations, warranties and agreements contained in
this Agreement, or contained in certificates of officers of Summit submitted pursuant hereto, shall remain operative and in full force and effect, surviving the date of this Agreement.
	6.	AVAILABILITY OF INFORMATION.  Summit hereby agrees to
provide Welco, at its expense, with all information and documentation with respect to its business, financial condition and other matters as
Welco may deem relevant based on the standards of reasonableness and good faith and shall request in connection with Welco's performance under this Agreement, including, without limitation, copies of all correspondence with the Commission, certificates of its officers, opinions of its counsel and comfort letters from its auditors. The above-mentioned certificates, opinions of counsel and comfort letters shall be provided to Welco as Welco may request on the effective date of the Registration Statement.  Summit will make reasonably available to Welco, its auditors, counsel, and officers and directors to discuss with Welco any aspect of Summit which Welco may deem relevant.  In addition, Summit, at Welco's request, will cause to be delivered to
Welco copies of all certificates, opinions, letters and reports to be delivered to the underwriter or underwriters, as the case may be, pursuant to any underwriting agreement executed in connection with the
Offering or otherwise, and shall cause the person issuing such certificate, opinion, letter or report to authorize Welco to rely thereon to the same extent as if addressed directly to Welco. Summit represents and warrants to Welco that all such information and documentation provided pursuant to this paragraph 6 will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein not misleading.  In addition, Summit will promptly advise Welco of all telephone conversations with the Commission which relate to or may affect the
Offering.
	7.	INDEMNIFICATION.
		(a)	Subject to the conditions set forth below, and in
addition to any rights of indemnification and contribution to which
Welco may be entitled pursuant to any agreement among underwriters, underwriting agreement or otherwise, and to the extent allowed by law,
Summit hereby agrees that it will indemnify and hold Welco and each person controlling, controlled by or under common control with Welco within the meaning of Section 15 of the Act or Section 20 of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations thereunder (individually, an "Indemnified
Person") harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever to which such Indemnified Person may become subject under the Act, the Exchange act, or other federal or state statutory law or regulation, at common law or otherwise, arising out of, based upon, or in any way related or attributed to (i)
this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or
Prospectus or any other filing, report, document, release or communication, whether oral or written, referred to in paragraph 5 hereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any application or other document executed by Summit or based upon written information furnished by
Summit filed in any jurisdiction in order to qualify the Certificates under the securities or Blue Sky laws thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) the breach of any representation or warranty made by Summit in this Agreement.  Summit further agrees that upon demand by an Indemnified Person at any time or from time to time, it will promptly reimburse such Indemnified Person for, or pay, any loss, claim, damage, liability, cost or expense as to which Summit has indemnified such person pursuant hereto.  Notwithstanding the foregoing provisions of this paragraph 7, any such payment or reimbursement by Summit of fees, expenses or disbursement incurred by an Indemnified Person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such Indemnified Person as a direct result of such person's negligence, bad faith or willful misfeasance will be promptly repaid to Summit.  In addition, anything in this paragraph 7 to the contrary notwithstanding, Summit shall not be liable for any settlement of any action or proceeding effected without its written consent.
		(b)	Promptly after receipt by an Indemnified Person under
sub- paragraph (a) above of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against Summit under paragraph (a), notify Summit in writing of the commencement thereof; but the omission to so notify Summit will not relieve Summit from any liability which it may have to any
Indemnified Person otherwise than under this paragraph 7 if such omission shall not have materially prejudiced Summit's ability to investigate or to defend against such claim.  In case any such action is brought against any Indemnified Person, and such Indemnified Person notifies Summit of the commencement thereof, Summit will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to such
Indemnified Person; PROVIDED, HOWEVER, that if the defendants in any such action include both the Indemnified Person and Summit or any corporation controlling, controlled by or under common control with
Summit, or any director, officer, employee, representative or agent of any thereof, or any other "Qualified Independent Underwriter" retained by Summit in connection with the Offering and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to such other defendant, the Indemnified Person shall have the right to select separate counsel to represent it.  Upon receipt of notice from Summit to such Indemnified Person of its election so to assume the defense of such action and approval by the Indemnified
Person of counsel, Summit will not be liable to such Indemnified
Person under this paragraph 7 for any fees of counsel subsequently incurred by such Indemnified Person in connection with the defense thereof (other than the reasonable costs of investigation subsequently incurred by such Indemnified Person) unless (i) the Indemnified Person shall have employed separate counsel in accordance with the provision of the next preceding sentence (it being understood, however, that
Summit shall not be liable for the expenses of more than one separate counsel in any one jurisdiction representing the Indemnified Person, which counsel shall be approved by Welco), (ii) Summit, within a reasonable time after notice of commencement of the action, shall not have employed counsel reasonably satisfactory to the Indemnified
Person to represent the Indemnified Person, or (iii) Summit shall have authorized in writing the employment of counsel for the Indemnified
Person at the expense of Summit, and except that, if clause (i) or
(iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).
		(c)	In order to provide for just and equitable contribution
in circumstances in which the indemnification provided for in paragraph 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from Summit to Welco on grounds of policy or otherwise, Summit and Welco shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which Summit and Welco may be subject in such proportion so that Welco is responsible for that portion represented by the percentage that its fee under this Agreement bears to the public offering price appearing on the cover page of the Prospectus and Summit is responsible for the balance, except as Summit may otherwise agree to reallocate a portion of such liability with respect to such balance with any other person, including, without limitation, any other "Qualified Independent Underwriter"; PROVIDED, HOWEVER, that
(i) in no case shall Welco be responsible for any amount in excess of the fee set forth in paragraph 4 above and (ii) no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this paragraph (c), any person controlling, controlled by or under common control with Welco, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as Welco and each person who controls Summit within the meaning of Section 15 of the Act or Section 20 of the Exchange
Act, each officer of Summit who shall have signed the Registration
Statement and each director of Summit shall have the same rights to contribution as Summit, subject in each case to clause (i) of this paragraph (c).  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this paragraph
(c), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (c).  The indemnity and contribution agreements contained in this paragraph 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person or termination of this Agreement.
	8.	AUTHORIZATION BY SUMMIT.  Summit represents and warrants to
Welco that this Agreement has been duly authorized, executed and delivered by Summit and constitutes a valid and binding obligation of
Summit.
	9.	AUTHORIZATION BY MIS.  MIS represents and warrants to Welco
that this Agreement has been duly authorized, executed and delivered by MIS and constitutes a valid and binding obligation of MIS.
	10.	AUTHORIZATION BY WELCO.  Welco represents and warrants to
Summit that this Agreement has been duly authorized, executed and delivered by Welco and constitutes a valid and binding obligation of
Welco.
	11.	NOTICE.  Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to Welco, at P.O.
Box 688, One Belmont Avenue, Bala Cynwyd, PA 19004-3207, Attention:
Kenneth S. Shapiro, and (b) if to Summit or Metropolitan Investment
Securities, Inc., at W. 929 Sprague Ave., Spokane, WA 99204 Attention:
Susan A. Thomson, Assistant Corporate Counsel.
	12.	GOVERNING LAW.  This Agreement shall be construed (both as
to validity and performance) and enforced in accordance with and governed by the laws of the State of Idaho applicable to agreements made and to be performed wholly within such jurisdiction.

	IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above mentioned.

		SUMMIT SECURITIES, INC.



		By: ______________________________________________
			Tom Turner, President


		METROPOLITAN INVESTMENT SECURITIES, INC.



		By: ______________________________________________
			Reuel Swanson, Secretary

		WELCO SECURITIES, INC.



		By: _____________________________________________
			Kenneth S. Shapiro, President


EXHIBIT A


	The opinion of Welco is conditioned upon Summit's undertaking to maintain the rates on its Certificates at least equal to an "assumed floor." Based upon the pricing formula described below:

	1.	The interest rate to be paid on the Certificates shall be
fixed by Summit from time to time. However, the rate shall not be lower than the computation made per the worksheet on Exhibit B, which is attached and incorporated by reference herein.

	2.	The "assumed floor" for 6 to 11 month Certificates shall be
at least 1.0% above the lesser of the interest rate on the 6 month U.S. Treasury Bills, on a discount basis, based upon the auction average (which is published widely in newspapers throughout the country, normally on the day following the auction) and a composite average of the offering rates on 6 month certificates of deposit currently being offered by banks and savings institutions in the northwestern section of the United States. For purposes of this composite average of certificate of deposit rates, the rates being offered by the following institutions shall be considered initially:

		a.	First Interstate Bank of Washington
		b.	Great American Bank
		c.	U.S. Bank of Washington
		d.	Security Pacific Bank of Washington
		e.	Seattle First National Bank
		f.	Washington Mutual Savings Bank
		g.	Washington Trust Bank

		Welco and Summit agree to review on an ongoing basis the group which comprises the composite average, and may substitute another institution in the composite group from time-to-time by mutual agreement, as the case may be.

	3.	The "assumed floor" for 60 to 120 month Certificates shall
be computed in like manner as that described in paragraph
"2" above, except that the latest auction average on 5 year
U.S. Treasury Notes shall be considered in place of the 6 month U.S. Treasury Bills, and 5 year certificates of deposit currently offered in the composite group shall be considered in lieu of the 6 month rate.

	4.	Rates on 12 to 23 month, 24 to 35 month, 36 to 47 month and
48 to 59 month Certificates shall be at least equal to the interpolated differences between the computation of the "assumed floor" of 6 to 11 month Certificates and 60 to 120 month Certificates, based upon the computation set forth in Exhibit B.

	5.	Rates on Certificates payable in installments of principal
and interest shall be no lower than .25% below the "assumed floor" for 60 to 120 month Certificates.

	6.	The computation of the "assumed floor" shall be made
monthly, as of the first Tuesday of each month, or at such other times during any month that Summit causes the offering rates to change from those in effect on the first Tuesday of each month ("the computation date"). Summit agrees to furnish Welco with a computation of the "assumed floor" by completing the worksheet on Exhibit B. Should the offering rates at that time on Summit's Certificates be less than the "assumed floor" as computed, Summit agrees to raise the rates on its Certificates to at least the "assumed floor" within 10 calendar days of the computation date. Should
Summit fail to raise its offering rates within the 10 day period referred to above, Welco reserves the right, in its uncontrolled discretion, to withdraw its opinion regarding the offering rates on the Certificates.


	EXHIBIT B

	Summit Securities
	PRICING FORMULA

	C.D. RATE			GOVERNMENT RATE

Average rate between a composite of 8 selected		Most current of 8 selected auction rate
Banks and Savings and Loans as of the 1st Tuesday		available on the 1st Tuesday of each month.

	COLUMN A	COLUMN B	COLUMN C	COLUMN D	COLUMN E

	CERTIFICATE OF DEPOSIT	GOVERNMENT RATE	ENTER LESSER		SUMMIT'S
	(CD) CALCULATION	CALCULATION	OF COLUMN A OR B	ASSUMED FLOOR	CURRENT RATE

5 yr CD rate	=	________	5 yr Govt Rate	=	________

6 mo CD Rate	=	________	6 mo Govt Rate	=	________

DIFFERENCE		=	________	DIFFERENCE		=	________
				x    .20					x    .20
				________					________

Differential	=	________	Differential	=	________

(enter in (a)				(enter in (a)
	below)						below)

6 mo (actual)				6 mo (actual)
	rate		=	________		rate		=	________	____________________	+	1%	________________
	_________
		(a)		+				(a)		+							6-11 mos.
				________					________

1 year rate		=	________	1 year rate		=	________	____________________	+	1%	________________
	__________
		(a)		+				(a)		+							12-23
mos.
				________					________

2 year rate		=	________	2 year rate		=	________	____________________	+	1%	________________
	_________
		(a)		+				(a)		+							24-35
mos.
				________					________

3 year rate		=	________	3 year rate		=	________	____________________	+	1%	________________
	_________
		(a)		+				(a)		+							36-47
mos.
				________					________



4 year rate		=	________	4 year rate		=	________	____________________	+	1%	________________
	_________
		(a)		+				(a)		+							48-59
mos.
				________					________


5 - 10 year					5 year
(actual) rate		________	(actual) rate		________	____________________	+	1%	________________
	__________
																	60-120
mos.
																-   .25
															________________
INSTALLMENT PAYMENTS (Floor equal to Five Yr. rate MINUS .25).........................
	________________		_________*
																	Install.

* The rate for installment payment bonds is .5% less than those specified for comparable terms.

